SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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[X] Definitive Information Statement

NURSE SOLUTIONS, INC.

(Name of registrant as Specified in its Charter)

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Nurse Solutions, Inc.

439 West Bockman Way

Sparta, TN 79110

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT SEPTEMBER 12, 2008

This Information Statement, which is being provided to shareholders on or about October 8, 2008, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Nurse Solutions, Inc. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

1.

Amend the Company’s Articles of Incorporation to change its name to Sync2 Entertainment corporation.

Only shareholders of record at the close of business on September 12, 2008 are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

 /s/ John Moore

John Moore

Chief Financial Officer and Director

NURSE SOLUTIONS, INC.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders Nurse Solutions, Inc., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company’s Articles of Incorporation, approved by the Board of Directors on September 12, 2008.

Record Date and Voting Securities

Only shareholders of record at the close of business on September 12, 2008 are entitled to notice of the action taken, as described herein. On September 12, 2008, the Company had outstanding 17,094,000 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On September 12, 2008, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation.  The name change took effect on or about September 19, 2008.

This Information Statement was first provided to the Company's shareholders on or about October 8, 2008.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

Purpose:  The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company’s name to Sync2 Entertainment Corporation, effective September 19, 2008.

No Dissenters' Rights: Pursuant to Nevada Revised Statute, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of September 12, 2008. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of September 12, 2008.

The table is based upon information provided by our directors and executive officers.

Amount and Nature of Beneficial Ownership as of September 12, 2008.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Tomasz Zurawek*		6,000,000	35%
John Moore		0	0%
All officers and

directors as a group (2)	6,000,000	35%

* On October 1, 2008, Tomasz Zurawek resigned as an officer and Director of the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(a) The Officers and Directors of Nurse Solutions, Inc. receive no remuneration at this time.

(b) No remuneration is proposed to be in the future directly or indirectly by the corporation to its officer or director under any plan which is presently existing.

Nurse Solutions, Inc.

Date October 9, 2008

By  /s/ John Moore

                   John Moore, CFO